Exhibit 10.1

*TEXT OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE
COMMISSION
Pursuant to a Request for Confidential Treatment
Under 17 C.F.R. Section 200.80(B)(4), 200.83 and 240.24b-2

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (herein referred to as the “Agreement”), dated the 12th day of April, 2006, is entered into by and between Unitime Systems, Inc., a Delaware corporation (“Buyer”), and Time America, Inc., a Nevada corporation, (“Seller”).

RECITALS

Whereas, Seller desires to sell and deliver to Buyer the Assets (as hereinafter defined) which are owned, held and used by Seller in connection with the operation of Seller’s direct sales business (the “Business”); and

Whereas, Buyer desires to purchase the Assets on the terms and subject to the conditions set forth in this Agreement.

Now, therefore, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

1.             DEFINITIONS. For purposes of this Agreement, including any exhibits hereto, the following terms shall have the corresponding meanings thereto:

(a)           “Assets” shall mean a copy of the Source Code, the ASP Customer Contracts, the Maintenance Contracts, and the Direct Sales Unit Pipeline of the Business (as such terms are hereinafter defined).

(b)           “ASP Customer Contracts” shall mean the NETtime ASP customer contracts generated through Seller’s direct sales channel and specifically identified in the ASP Customer Contracts List attached hereto as Exhibit A.

(c)           “Direct Sales Unit Pipeline” shall mean those potential customers identified in the Direct Sales Unit Pipeline List attached hereto as Exhibit B, which shall exclude potential customers that are in Buyer’s sales pipeline as of the Closing.

(d)           “Excluded Assets” shall mean all property of Seller other than the Assets. Buyer agrees that Seller’s contracts with ARAMARK Corporation (“ARAMARK”) and any contracts Seller has with ARAMARK’s clients are excluded from the Assets. Notwithstanding anything in this Agreement to the contrary, all Excluded Assets shall be excluded from the scope of this Agreement and shall remain the property of Seller and not subject to the terms and conditions set forth herein.

(e)           “General Intangibles” shall mean the intangible personal property of all kinds used in connection with the operation of the Business and related to the Assets, including without

* Confidential Treatment Requested. See legend on the first page of this exhibit.

limitation (i) a license granted by Seller to Buyer to use the trademarks, service marks, and trade names set forth on Exhibit C attached hereto, as necessary to conduct the Business after the Closing; (ii) the customer and transaction databases used by Seller in connection with the operation of the Business as more particularly set forth on Exhibit C attached hereto; (iii) the account and customer records and other and intangible business records and files used by Seller in or generated with respect to customers in connection with the operation of the Business and the Assets; and (iv) the goodwill of the Business. Buyer shall have the right, but not the obligation, to use any of such General Intangibles in connection with Buyer’s operation of the Business subsequent to the Closing.

(f)            “Intellectual Property” shall mean the intellectual property used in connection with the operation of the Business and related to the Assets, including without limitation all copyrights and trade secret rights in the Source Code.

(g)           “Maintenance Contracts” shall mean those hardware and software maintenance contracts generated through Seller’s direct sales channel and identified in the Maintenance Contracts List attached hereto as Exhibit D.

(h)           “Source Code” shall mean a copy of the source code and all Intellectual Property relating to Seller’s NETtime version 5 and version 6, HourTrack, and GENESIS time and attendance software products, including all interfaces and communications software used in connection with such products. Excluded from the Source Code are Seller’s right, title and interest in and to its J2EE version of NETtime.

2.             PURCHASE AND SALE; CLOSING.

2.1          Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, Seller hereby agrees to sell, transfer and assign to Buyer, and Buyer hereby agrees to purchase from Seller, the Assets in consideration of Buyer’s payment of the consideration set forth in Section 2.2 hereof.

2.2          Purchase Consideration.

(a)           Source Code. Buyer will pay to Seller [*] in cash consideration at Closing for a copy of the Source Code by wire transfer of immediately available funds to an account or accounts designated in writing by Seller. For a period of two years commencing after the Closing, Buyer agrees not to enter into any agreements with a third party for the sale of Buyer’s copy of the Source Code purchased hereunder if the express purpose of the sale is the transfer of such Intellectual Property. In the event such a transaction occurs during the two-year period, Buyer agrees to pay Seller an additional [*] in consideration by wire transfer of immediately available funds to account or accounts designated in writing by Seller within three business days following the closing of such transaction. In the event that Buyer enters into a merger or sale transaction involving all or substantially all of the business or assets of Buyer during such two-year period Buyer shall not be obligated to pay Seller the [*] payment set forth in the preceding sentence.

Buyer will have the right to modify and customize the GENESIS source code as part of its support obligations for those GENESIS customers assumed by Buyer and included in

* Confidential Treatment Requested. See legend on the first page of this exhibit.

Exhibit D. In addition, Buyer will have the right to sell GENESIS software licences to those customers included in Exhibit D, and their affiliated companies. Any sales of GENESIS software licenses by Buyer to new customer prospects, except as identified above, must have the prior written consent from Seller.

(b)           ASP Customer Contracts. Buyer will pay Seller consideration in an amount equal to [*] times the annualized revenue of the ASP version 6 Customer Contracts. The annualized revenue for each contract is included on Exhibit A attached hereto and determined based on the March 2006 revenue for each such contract. Buyer will pay 100% of the consideration for the ASP Customer Contracts at Closing. Buyer will have an option to purchase the Seller’s ASP version 5 Customer Contracts over a period of 6 months from the date of closing. Buyer will pay Seller consideration in an amount equal to [*] times the annualized ASP version 5 contract revenues upon the successful conversion of the version 5 customers to the version 6 ASP product and transfer to the Buyer’s ASP infrastructure, which purchase price shall be determined by reference to the contract revenues for the full month preceding each such transfer. Seller agrees to cooperate in good faith with Buyer’s efforts to convert the version 5 customers in a timely manner. Seller also agrees to provide Buyer with access to Seller’s Server Advantage Performance data files for a period of 6 months following the close of the transaction. Such data files will be made available on a weekly basis via a mutually acceptable data transfer methodology.

(c)           Maintenance Contracts. Buyer will provide Seller with a one time payment in the amount of [*] times the annualized revenue of the Maintenance Contracts included in Exhibit D attached hereto (“Maintenance Contract Purchase Value”). Exhibit D shall consist of the following categories of Maintenance Contracts.

(i)            Exhibit D(i) contains maintenance customers with contract end dates after March 31, 2006. Buyer assumes maintenance responsibility for these contracts at close and will be provided with any cash from renewal payments from these customers.

If after 60 days, any of the customers on this list have not paid Seller for an invoice prior to March 31, 2006, Seller will notify Buyer of customer’s delinquency and such customer will be removed from Exhibit D(i)and the Q1 Earnout payment will be adjusted for their removal, described below, accordingly.

(ii)           Exhibit D(ii) contains maintenance customers with contract end dates between January 1, 2006 and March 31, 2006 that are past due on renewal and have not been sent an invoice by Seller. Buyer does not assume maintenance responsibility for these contracts at close. Seller will its best efforts to obtain renewal from these customers and will receive any cash received in the renewal. Seller will provide renewed contracts to Buyer at which time Buyer can accept the contract as an addition to Exhibit D(i) at which time Buyer will assume all customer maintenance obligations and pay Seller an amount equal to [*] times the annualized maintenance contract value, 40% of which will be paid by the 5th of the month following the inclusion of the contract and 60% payable upon the renewal of the maintenance contract. After 60 days, if Seller is not able to affect renewal of contracts in Exhibit D(ii), such contracts will be assigned to Buyer with no further obligation to Seller.

* Confidential Treatment Requested. See legend on the first page of this exhibit.

Maintenance contracts that are due for renewal by January 1, 2006 but have not been renewed as of March 31, 2006 (“Expired Contracts”) will not be included in Exhibit D. Seller shall use its best efforts to prepare this list and deliver it to Buyer within sixty (60) days of the closing, with no further obligation to Seller.

The annualized revenue and the Maintenance Contract Purchase Value for each Maintenance Contract are included on Exhibit D(i) attached hereto. Buyer will pay 40% of the total consideration for the Maintenance Contracts on Exhibit D(i) at Closing by wire transfer of immediately available funds to an account or accounts designated in writing by Seller, with the remaining consideration (“Earnout”) due and payable upon the receipt by Buyer of revenues for the renewal of the Maintenance Contracts included in Exhibit D(i).

Earnout Payments shall be made on a quarterly basis after Closing within 45 days after the end of each quarter calculated as 54% of renewal revenues received by Buyer from Maintenance Contracts during such quarter. The Final Maintenance Contract Payment (“Final Maintenance Contract Payment”) will cover months 10-14 of the Contract Renewal Period (“Contract Renewal Period”), and be equal to an amount such that the total payment received by Seller over the 14-month Contract Renewal Period will be equal to [*] times the total renewal revenues received by the Buyer over the 14-month Contract Renewal Period from Maintenance Contracts. The Earnout Payments shall be secured by a security interest in the Maintenance Contracts, subordinated if required by the bank to Buyer’s bank financing.

Accounts that are still in the implementation and/or training phase (Exhibit D(iii)) will not be added to the Maintenance Contracts list as included in Exhibit D(i) until the outstanding implementations and/or trainings are completed. Upon Seller receiving full payment from the customer, Buyer may accept these customers to be added to the Exhibit D(i) list, at which time Buyer will assume all customer maintenance obligations and pay Seller an amount equal to [*] times the annualized maintenance contract value, 40% of which will be paid by the 5th of the month following the inclusion of the contract and 60% payable upon the renewal of the maintenance contract.

Any cash payments received by Seller with respect to Maintenance Contracts listed in Exhibit D(i) for maintenance commencing after April 1, 2006 that are invoiced after March 31, 2006 will be transferred to Buyer by the end of each month.

(d)           Direct Sales Unit Pipeline. Any revenues received by Buyer from customers on Exhibit B attached hereto (including sales of Unitime products and services) within one year after Closing shall result in the payment by Buyer to Seller of a royalty equal to [*] on such revenues. Such royalty payments will be made to Seller monthly within 30 days after the end of each month for cash paid on applicable revenues received during such month. For six months after the Closing, Seller may add additional leads (“Subsequent Leads”) to the Direct Sales Unit Pipeline List, and should those Subsequent Leads be accepted by Buyer and are not already included in Buyer’s sales pipeline, Buyer agrees to pay Seller the [*] royalty payment on any revenues generated from those Subsequent Leads over the 12 months following their submission by Seller.

* Confidential Treatment Requested. See legend on the first page of this exhibit.

2.3          Audit Rights. Solely for purposes of verifying the amounts payable to Seller under Sections 2.2(c) and 2.2(d) above, Seller shall have the right, during normal business hours, to audit the books and records of Buyer relating to the Maintenance Contracts and the Direct Sales Unit Pipeline. Such audit shall be at the sole cost and expense of Seller, shall not unreasonably interfere with the operation of Buyer’s business, and shall be conducted no more than once every six calendar months.

2.4          Liens. On or before Closing, Seller shall satisfy in full and extinguish any liens, claims or encumbrances against the Assets, specifically including but not limited to those resulting from Seller’s existing financing arrangements.

2.5          Closing. The closing of the transactions contemplated herein (the “Closing”) shall occur on April 12, 2006, subject to the conditions to Closing as set forth herein having been satisfied in full, or such other date as is mutually agreed upon in writing between Buyer and Seller, at the offices of the Buyer’s counsel or at such other location, date and time as may be agreed upon between Buyer and the Seller (such date and time being called the “Closing Date”). The parties hereby agree that the Closing shall be deemed effective March 31, 2006.

2.6          Seller’s Deliveries at Closing. At Closing, Seller shall deliver to Buyer the following:

(a)           A complete copy of the Source Code.

(b)           An assignment of all the other Assets to Buyer.

(c)           Releases of all liens or encumbrances on the Assets.

(d)           Such other documents, instruments and certificates as Buyer shall reasonably request.

2.7          Buyer’s Deliveries at Closing. At Closing, Buyer shall deliver to Seller the Purchase Consideration and such other documents, instruments and certificates, including without limitation, Secretary’s Certificates and Incumbency Certificates, as Seller shall reasonably request.

3.             CONDITIONS TO THE OBLIGATIONS OF THE BUYER. The obligation of Buyer to consummate the transactions contemplated in this Agreement is subject to the satisfaction (or waiver by Buyer) of the following conditions precedent to be satisfied prior to or at the time of the Closing:

3.1          No Default. The Seller shall not be in material default under this Agreement, and there shall not exist any event or circumstance which, with notice or lapse of time or both, would constitute such a default.

3.2          Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall have been true and correct on the date such representations and warranties were made, and shall continue to be true and correct in all material respects at the time of the Closing.

* Confidential Treatment Requested. See legend on the first page of this exhibit.

3.3          Due Diligence. Buyer’s determination and satisfaction, in its sole discretion, with the results of a due diligence investigation of the Assets and Business, including without limitation, any and all records related to the Assets. In particular, and not by way of limitation, Buyer must be satisfied that it will be able to retain key Seller personnel necessary for continuation of the Business after the Closing.

3.4          Seller’s Authority. Seller shall have adopted resolutions authorizing Seller’s execution and delivery of this Agreement and the consummation of the transactions contemplated herein and therein.

3.5          Seller’s Performance. The Seller shall have performed all its pre-Closing covenants and agreements required to be performed by it as set forth herein prior to Closing.

3.6          Sublease. Buyer and Seller shall have entered into a mutually acceptable sublease of a portion of Seller’s premises for operation of the Business after Closing.

3.7          Customer Consents. Seller agrees to provide all necessary customer consents to the transfer of the ASP Customer Contracts and the Maintenance Contracts prior to Closing.

4.             CONDITIONS TO THE OBLIGATIONS OF SELLER. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Seller) of the following conditions precedent to be satisfied prior to or at the time of the Closing:

4.1          No Default. Buyer shall not be in material default under this Agreement, and there shall not exist any event or circumstance which, with notice or lapse of time or both, would constitute such a default.

4.2          Representation of Buyer. The representations and warranties of Buyer contained in this Agreement shall have been true and correct on the date such representations and warranties were made, and shall continue to be true and correct in all material respects at the time of the Closing.

4.3          Buyer’s Authority. Buyer’s Board of Directors shall have adopted resolutions authorizing Buyer’s execution and delivery of this Agreement and the consummation of the transactions contemplated herein and therein.

4.4          Buyer’s Performance. Buyer shall have performed all its pre-Closing covenants and agreements required to be performed by it as set forth herein prior to Closing.

5.             PRE-CLOSING COVENANTS OF SELLER. Prior to the Closing, except as otherwise directed by Buyer in writing, Seller shall:

(a)           Continue to operate the Business in the ordinary and usual course of business and use its best efforts to keep in full force and effect all material rights and preserve the current business relationships relating or pertaining to the Business; provided, however, that Seller shall not enter into any new agreements, contracts or other arrangements, or otherwise amend, modify or terminate any existing agreements, contracts or other arrangements, with any suppliers or

* Confidential Treatment Requested. See legend on the first page of this exhibit.

customers of the Business without Buyer’s prior written consent, which consent shall not be unreasonably conditioned, withheld or delayed.

(b)           Seller shall pay all salaries, wages, payroll taxes, benefits, vacation pay, all other fringe benefit costs, and all other costs of every nature whatsoever due or accrued at or prior to Closing to or for the benefit of its employees, contractors and agents listed on Schedule 5(b), and Seller hereby acknowledges and agrees that Buyer shall assume no responsibility for any of the foregoing. Effective as of the Closing Date, Seller shall terminate the employment of the employees listed on Schedule 5(b), and any existing relationships with contractors and agents relating specifically to the Business and will cooperate and use commercially reasonable efforts to assist Buyer in consummating an employment or independent contractor relationship with such individuals as Buyer and Seller may mutually agree.

(c)           Seller shall pay each and every one of its accounts payable and other liabilities relating to the Business in the ordinary course of business consistent with past practice.

(d)           Seller shall promptly file all tax returns and pay all federal, state and local tax assessments and governmental charges that are or may be lawfully levied or assessed against Seller, the Business or the Assets that are due on or prior to the Closing Date, including without limitation, ad valorem, sales, use, excise, franchise, income and personal property taxes.

(e)           Seller shall maintain the Assets in customary repair, order and condition, ordinary wear and tear excepted, maintain all existing insurance coverages applicable to the Assets through the Closing Date, and, in the event of a casualty, loss or damage to any of the Assets prior to the Closing Date, either repair or replace the same or, if applicable, at Buyer’s option, transfer the proceeds of any insurance coverage payable in connection with such casualty, loss or damage to Buyer as of the Closing. Seller shall be responsible for all risk of loss prior to the Closing Date.

(f)            Seller shall maintain the books, accounts and records relating to the Business through the Closing Date in substantially the same manner as and on a basis consistent with the manner in which such figures have been maintained prior to the date hereof.

(g)           Seller shall duly comply in all material respects with all applicable laws, regulations and rules applicable to it and the Business.

(h)           Seller shall promptly deliver to Buyer written notice in the event any of the information set forth in the Schedules or Exhibits attached hereto shall no longer be true and correct.

(i)            Unless and until this Agreement is terminated by either party in accordance with the terms and conditions set forth in Section 10 below, Seller shall not (and shall instruct its officers, agents, representatives and affiliates not to) take or cause, directly or indirectly, any of the following actions with any person other than Buyer and its designees or agents: (i) solicit, encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire all or any substantial part of the Assets or the Business (“Acquisition Transaction”); (ii) disclose any information not customarily disclosed to any person concerning the Assets or the Business, except in the ordinary course of business consistent with past practice

* Confidential Treatment Requested. See legend on the first page of this exhibit.

and as may be required in connection with any official governmental request for information; (iii) enter into or execute any agreement relating to an Acquisition Transaction, or other agreement calling for the sale, directly or indirectly, of all or any significant part of the Assets or the Business; or (iv) make or authorize any public statement, recommendation or solicitation with respect to any Acquisition Transaction other than with respect to the transactions contemplated hereby.

6.             MUTUAL REPRESENTATIONS AND WARRANTIES OF THE PARTIES. Seller and Buyer each hereby represent and warrant to the other that:

6.1          Organization and Authority. The party making such representation and warranty is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, and has the power and authority to enter into and perform its obligations under this Agreement and the documents related hereto (collectively, the “Transaction Documents”).

6.2          Enforceable Obligations. The person executing and delivering the Transaction Documents on behalf of such party is duly authorized to make such execution and delivery and, upon the execution and delivery hereof, the Transaction Documents will constitute valid obligations binding upon and enforceable against the party so representing and warranting in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect, and as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

6.3          No Conflicts. Neither the execution and delivery of the Transaction Documents nor the due performance of the obligations set forth therein will result in any breach of or constitute any default under the organizational documents of the party making such representation or warranty, or under any agreement to which such party is bound or by which any interest of such party is affected or will violate any statute, law, regulation, or judicial order or decree binding on or applicable to such party.

6.4          No Litigation. There are no suits or proceedings pending or, to the knowledge of the party making such representation and warranty, threatened in any court or before any regulatory commission, board or other administrative agency against or affecting such party which, if adversely determined, would have a material adverse effect on the ability of such party to fulfill its obligations hereunder.

7.             REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer as of the date hereof and again as of the Closing Date:

* Confidential Treatment Requested. See legend on the first page of this exhibit.

7.1          Absence of Certain Changes. Since January 1, 2006, Seller, the Business and the Assets have not:

(a)           incurred any obligations or liabilities except current liabilities related to the Business in the ordinary course of business and consistent with past practice, none of which obligations or liabilities are being assumed by Buyer;

(b)           cancelled or waived any claim of right of substantial value or sold, assigned, transferred or encumbered any of its properties or assets, except for fair consideration and in the ordinary course of business and consistent with past practice;

(c)           granted any increase in compensation, rate of compensation or commission payable or to become payable, or made any loan, advance or other extension of credit to any employees, contractors or agents of the Business;

(d)           materially changed any methods of operations or practices of the Business;

(e)           suffered any material damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Assets or the operations of the Business;

(f)            lost any material or key employees of the Business;

(g)           agreed either in writing or otherwise to any material amendment, modification or termination of any contracts with customers, service providers or other third parties relating to the Business;

(h)           been advised of the termination of its relationship with any material customer listed on the ASP Customer Contract List or the Maintenance Contract List;

(i)            changed in any material respect the business policies or practices of Seller or failed to operate the Business in good faith and in the ordinary course.

7.2          Title to Assets. Seller owns good and marketable title, free and clear of all liens and encumbrances, to all of the Assets (including the Intellectual Property, except for liens for taxes for the current year which are not yet due and payable). The Assets constitute all of the material assets used by Seller in the Business.

7.3          Taxes. All taxes, duties and assessments payable or incurred by Seller prior to the Closing Date which might result in a lien or encumbrance upon any of the Assets have been timely paid by Seller; all state and local tax returns and tax reports required to be filed as of the Closing by or with respect to Seller and relating to the Assets have been duly filed.

7.4          Employee Matters. All of Seller’s employees that will be employed by Buyer subsequent to the Closing are subject to “at will” employment relationships, and there are no continuing contracts or employment with any employees of Seller. Seller has complied with all applicable laws relative to employee benefits, including COBRA and ERISA, and there are no unfunded liabilities relating to any pension or welfare benefit plan for which Seller could be liable. There is no existing dispute or controversy between Seller and any Employee that would

* Confidential Treatment Requested. See legend on the first page of this exhibit.

be affected by the sale and purchase of the Assets. Seller does not maintain or contribute to and has never maintained or contributed to, any employee benefit plan (as defined in ERISA) that is either an employee pension benefit plan (as defined in ERISA) or an employee welfare benefit plan (as defined in ERISA).

7.5          Intellectual Property. Seller has solely developed the Intellectual Property or has contracted for the development of the same on a “work for hire” basis such that no third parties have any valid claims to any right, title or interest in or to any of the Intellectual Property. The software comprising the Intellectual Property performs in accordance with its specifications and is free from any material bugs, errors and defects. To our knowledge, Seller has taken all necessary and desirable action to obtain, perfect and maintain Seller’s right, title and interest in and to the Intellectual Property. Seller has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of any third parties. In particular, and not by way of limitation, the Source Code does not infringe any intellectual property rights of any third parties. Seller has not received any notice, complaint, demand, claims or charges in connection with any such interference, infringement, misappropriation or other violation of the intellectual property rights of a third party. No third parties have interfered with, infringed upon, misappropriated or otherwise come into conflict with Seller’s rights, title and interest in and to the Intellectual Property. Seller is not a party to any licenses, sublicenses or other agreements related to or used in connection with the Intellectual Property, other than such customer licenses as are being transferred to Buyer.

7.6          Licenses; Permits. Seller has all necessary licenses, permits and authorizations for the conduct of the Business and Seller is not aware of any circumstances that indicate that any of such licenses, permits or authorizations are likely to be revoked or not renewed in the ordinary course.

7.7          Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to Seller’s knowledge, threatened, against or affecting Seller relating to the Assets.

7.8          Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller.

7.9          Absence of Undisclosed Liabilities. As of the Closing, Seller will not have any obligations or liabilities arising out of transactions entered into at or prior to the Closing, which will adversely affect Buyer’s ownership and use of the Assets.

7.10        Compliance with Laws. To Seller’s knowledge, Seller is not in violation of any applicable law, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof applicable to the operation of the Business or the ownership of the Assets which violation would have a material adverse affect on the Buyer’s operation of the Business or ownership or use of the Assets. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of the Transaction Documents.

* Confidential Treatment Requested. See legend on the first page of this exhibit.

7.11        Contracts. Except as set forth on Schedule 7.11, Seller has fully performed all of its obligations relating to the ASP Customer Contracts and the Maintenance Contracts, and is not in default under any of such contracts. All such contracts are in full force and effect and are accurately described on the exhibits to this Agreement, and Seller has delivered true and correct copies of all such contracts and all invoice documentation to Buyer.

8.             POST-CLOSING COVENANTS.

8.1          Contracts. Buyer shall assume and duly perform Seller’s post-Closing performance obligations with respect to all the ASP Customer Contracts and the Maintenance Contracts; provided, however, that Buyer shall not assume or agree to pay, discharge, or perform any liabilities or obligations arising out of any breach by Seller of any such contract arising prior to the Closing.

8.2          Source Code Maintenance and Upgrades. Seller agrees to supply Buyer, without additional consideration, with all NETtime, HourTrack, and GENESIS product upgrades, patches, bug fixes and other product changes developed by Seller for the NETtime and HourTrack products in Seller’s ordinary course of business for a period of one year after Closing. In particular, and not by way of limitation, Seller shall provide Buyer with the then-current version of the source code of such products on a monthly basis during such one year period, and will also allow Buyer access to the Seller’s Gemini system for tracking and monitoring software development and upgrades. After one year, Buyer will have the option of subscribing to future NETtime and HourTrack product upgrades and enhancements for an annualized cost of $80,000 per year. Notwithstanding the foregoing, if Seller elects at any time after the initial one-year period to terminate the development of such product upgrades and enhancements, Seller shall have no further obligation to Buyer with respect to the same. Such payments will be made on a quarterly basis and Buyer will provide Seller with 60 days notice if Buyer does not intend to continue to subscribe to the upgrade services. The Software delivered by Seller pursuant to this section will perform in accordance with its specifications and be free from all material bugs, errors, and defects.

8.3          Software License. Seller hereby grants to Buyer, effective as of the Closing, a nonexclusive, fully paid up perpetual license to use, modify, incorporate in other products, and distribute the NETtime, HourTrack, and GENESIS products, subject only to the restrictions set forth in this Agreement.

8.4          Nonsolicitation. Seller will be prohibited from soliciting or providing further products or services for customers on the ASP Contracts Lists or the Maintenance Contracts List for a period of two years after Closing, without the prior written consent of Buyer. Buyer shall refrain from soliciting or providing products and services to ARAMARK or its clients for a period of two years after Closing, without the prior written consent of Seller. In the event of breach or threatened breach of this Section 8.4, the nondefaulting party shall be entitled to specific performance and/or injunctive relief against the defaulting party, in addition to any other remedies available at law or in equity.

8.5          Obligations. Buyer is specifically not assuming any obligations of Seller, including those obligations of the Business arising prior to the Closing. Seller shall be fully

* Confidential Treatment Requested. See legend on the first page of this exhibit.

responsible for and shall satisfy all such obligations, and shall hold Buyer, Buyer’s consultant, Hereford Capital Advisors, and employees harmless from any loss, liability or claim, including reasonable attorney’s fees and costs incurred by Buyer in connection with any such claim, relating to any obligations of the Business prior to the Closing. Buyer shall be fully responsible for and shall satisfy all obligations of the Business arising after the Closing, and shall hold Seller and Seller’s employees harmless from any loss, liability or claim, including reasonable attorney’s fees and costs incurred by Seller in connection with any such claim, relating to any obligations of the Business after the Closing.

9.             DEFAULT; REMEDIES.

9.1          Events of Default. For purposes of this Agreement, the term “Default” shall include any of the following:

(a)           In the event that any party shall have failed to perform or observe any other obligation, covenant or agreement set forth in the Transaction Documents and such failure continues for a period of ten (10) days after the date of written notice thereof from the other party;

(b)           If any representation or warranty made herein or in any report, certificate, opinion, financial statement or other document or statement delivered pursuant to the Transaction Documents, shall prove to have been false or misleading in any material respect as of the date on which the same was made;

(c)           In the event either party shall be in default under any other agreement between Seller and Buyer and such default has not been cured within any applicable cure period related thereto;

(d)           A material adverse change in the financial condition of Seller or the Business has occurred which, in Buyer’s reasonable judgment, will have an adverse effect on Seller’s ability to perform its obligations as set forth in the Transaction Documents.

9.2          Remedies. If any Default shall occur and be continuing, the non-defaulting party may, at its option, (a) terminate this Agreement and any other agreement between Seller and Buyer; (b) enforce specific performance of any of the Transaction Documents; (c) exercise anyone or more of the rights and remedies granted to the non-defaulting party by law, in equity or under this Agreement; and (d) collect from the defaulting party all reasonable expenses, including legal fees and recordation fees, incurred by the non-defaulting party in connection with its enforcement of any of its rights and remedies set forth herein. All rights and remedies of the non-defaulting party hereunder shall be cumulative and non-exclusive of any rights or remedies which the non-defaulting party may have under any other agreement, by operation of law, or otherwise. No failure to exercise and no delay in exercising, on the part of the non-defaulting party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

10.          TERMINATION. This Agreement may be terminated at any time prior to the Closing:

* Confidential Treatment Requested. See legend on the first page of this exhibit.

(a)           By the mutual written consent of Seller and Buyer;

(b)           By Buyer in accordance with the terms and conditions set forth in Section 3 above;

(c)           By Seller in accordance with the terms and conditions set forth in Section 4 above

(d)           By either Seller or Buyer upon the occurrence of a Default as more particularly set forth in Section 9.1 above on the part of the other party.

11.          INDEMNIFICATION.

11.1        Survival of Representations, and Covenant. All of Seller’s representations, and covenants contained herein and in any documents delivered pursuant to this Agreement and the Transaction Documents shall survive the Closing for a period of one (1) year.

11.2        Indemnification by Seller. Seller agrees to indemnify and hold harmless Buyer, its employees, officers, directors, shareholders, managers, advisors and partners from and against any loss, liability, damage or expense (including reasonable legal fees and out-of-pocket costs) that Buyer may suffer, sustain, or become subject to as a result of or in connection with (a) the breach by Seller of any representation, covenant or agreement set forth in the Transaction Documents; (b) any claim brought against Buyer arising from or related to operation of the Business by Seller which accrued on or prior to the Closing Date; (c) the ownership, maintenance or operation of the Assets on or prior to the Closing Date; and (d) any payroll, withholding and other employment tax liabilities and other liabilities related to employee benefits related to or arising from the Business of the Seller prior to the Closing Date. The indemnification granted by Seller to Buyer hereunder shall apply to any claim by Buyer against Seller under this Agreement, whether such claim is styled as one in contract or tort, in law or in equity.

11.3        Indemnification by Buyer. Buyer agrees to indemnify and hold harmless Seller from and against any loss, liability, damage or expense (including reasonable legal fees and out-of-pocket costs) that Seller may suffer, sustain or become subject to as a result of or in connection with (a) the breach by Buyer of any representation, warranty, covenant or agreement of Buyer set forth in the Transaction Documents; (b) any claim brought against Seller arising from or related to Buyer’s operation of the Business after the Closing Date; and (c) the ownership, maintenance or operation of the Assets after the Closing Date. The indemnification granted by Buyer to Seller hereunder shall apply to any claim by Seller against Buyer under this Agreement, whether such claim is styled as one in contract or tort, in law or in equity.

11.4        Defense; Settlement. The indemnified party shall deliver to the indemnifying party prompt notice of any claims of third parties that require indemnification hereunder. The indemnifying party shall have the right to assume the good faith defense, compromise or settlement of any such claim (without prejudice to the right of the indemnified party to participate in such defense) at its own expense through attorneys reasonably acceptable to the indemnified party, but may not, without the prior written consent of the indemnified party, agree or consent to (a) any injunctive relief or restrictions affecting the indemnified party; or (b) any settlement that would adversely affect the business or operations of the indemnified party. If the

* Confidential Treatment Requested. See legend on the first page of this exhibit.

indemnifying party does not elect to defend such claim or suit within ten days after having received notice thereof or fails to prosecute its defense diligently, the indemnified party may in its sole discretion defend against such claim or suit at the indemnifying party’s expense. The indemnified party may thereafter elect to settle such claim or suit or otherwise enter into a compromise with the claimant.

12.          MISCELLANEOUS.

12.1        Confidentiality. (a) The parties hereby agree that for the purposes of the Transaction Documents, “Confidential Information” shall mean and include all information provided by one party (the “Disclosing Party”) to the other (the “Receiving Party”), whether in writing or otherwise embodied in a tangible medium of expression, including any electronic, optical, or digitally-stored information, and deemed proprietary or confidential by the Disclosing Party. Any Confidential Information delivered pursuant to this Agreement is provided solely to assist the Receiving Party in evaluating whether to consummate the transactions contemplated in the Transaction Documents, in evaluating whether the conditions precedent set forth herein have been satisfied and in the performance of its obligations hereunder or thereunder, as applicable; and such Confidential Information shall not be used for any other purpose. Each party shall maintain all Confidential Information with at least the same degree of care that it uses to protect its own confidential information, provided that in no event shall it use less than reasonable care.

(b)           The parties to this Agreement agree that the specific terms of the Transaction Documents constitute Confidential Information and shall be held confidential in accordance with the terms of Section 12.1, except that either party may disclose the existence of the Transaction Documents and the general nature of the transactions contemplated herein and make such other disclosures as is required by law.

(c)           Notwithstanding the foregoing, this Agreement shall not be interpreted to prevent the use or disclosure of Confidential Information that (i) is required to be disclosed pursuant to a court order, a valid administrative agency subpoena, or a lawful request for information by an administrative agency so long as the Receiving Party shall (to the extent lawful) give the Disclosing Party prompt notice of any such court order, subpoena, or request for information; (ii) becomes a part of the public domain other than by a breach of an obligation of confidentiality; (iii) is rightfully received from a third party not obligated to hold such Confidential Information confidential; (iv) is disclosed to the Receiving Party’s legal counsel or financial advisors; or (v) is disclosed by Buyer to any third party in connection with any prospective financing of its acquisition of the Assets, provided such parties are informed of the confidentiality obligations under this Agreement and agree to be bound by the same.

12.2        Further Assurances. The parties agree to perform acts and to execute and deliver any further documents as may be reasonably necessary to carry out the intent and provisions of this Agreement.

12.3        Successors and Assigns. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party without the prior written consent of the other party.

* Confidential Treatment Requested. See legend on the first page of this exhibit.

12.4        Notices. All notices to be delivered in connection with this Agreement shall be in writing and shall be deemed to have been given when personally delivered, sent by overnight delivery service, mailed by first class mail, return receipt requested, or delivered by facsimile, when transmitted and the appropriate confirmation of delivery is received. Notices, demands and communications shall, unless another address is specified in writing, be sent to the addresses for the parties as set forth above.

12.5        Entire Agreement; Severability; Amendments. This Agreement, including the Transaction Documents, constitutes the entire understanding or agreement between the parties, and there is no understanding or agreement, oral or written, which is not set forth herein or therein. In the event any provision of the Transaction Documents shall be prohibited or unenforceable in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law, or if for any reason it is not deemed so modified, it shall be ineffective only to the extent of such prohibition or unenforceability without affecting the remaining provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement may not be amended, modified, or changed, nor shall any waiver of any provision of this Agreement be effective, except by written instrument signed by the party against whom enforcement of such amendment, modification, or waiver is sought.

12.6        Governing Law; Venue; Jurisdiction. The validity and interpretation of this Agreement shall be governed by the laws of the State of Colorado. The parties agree that any action or proceeding commenced under or with respect to this Agreement shall be brought only in the county or district courts of Boulder County, Colorado, and the parties irrevocably consent to the jurisdiction of such courts and waive any right to alter or change venue, including by removal.

12.7        Legal Expenses. Each party shall be responsible for its own costs and expenses (including legal fees) in connection with the negotiation, preparation and execution of this Agreement. In the event either party institutes any legal action to enforce or construe any provision of this Agreement (including in any arbitration or mediation), the non-prevailing party shall pay to the prevailing party the reasonable costs and expenses (including legal fees) incurred by such prevailing party in connection therewith.

12.8        Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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* Confidential Treatment Requested. See legend on the first page of this exhibit.

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

Buyer:	Seller:
UNITIME SYSTEMS, INC.	TIME AMERICA, INC.

By:	By:

Name:	Name:

Title	Title:

* Confidential Treatment Requested. See legend on the first page of this exhibit.

EXHIBIT A

ASP ASSUMED CONTRACTS LIST

* Confidential Treatment Requested. See legend on the first page of this exhibit.

EXHIBIT B

DIRECT SALES UNIT PIPELINE LIST

* Confidential Treatment Requested. See legend on the first page of this exhibit.

EXHIBIT C

GENERAL INTANGIBLES

* Confidential Treatment Requested. See legend on the first page of this exhibit.

EXHIBIT D

MAINTENANCE CONTRACTS LIST

* Confidential Treatment Requested. See legend on the first page of this exhibit.

SCHEDULE 5(b)

EMPLOYEES

* Confidential Treatment Requested. See legend on the first page of this exhibit.

SCHEDULE 7.11

CONTRACTS

* Confidential Treatment Requested. See legend on the first page of this exhibit.